HANSEN, BARNETT& MAXWELL
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750	Registered with the Public Company
Salt Lake City, UT 84180-1128	Accounting Oversight Board
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com

January 5, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Re: Solar Power, Inc., a Nevada corporation

On December 29, 2006, our auditor-client relationship with Solar Power, Inc., a Nevada corporation (the “Company”) ceased. We have read the Company’s statements included under Item 4 of its Form 8-K dated December 29, 2006 and agree with such statements.

Hansen, Barnett & Maxwell